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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 4, 1999





                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


       NORTH CAROLINA                340-23520                 56-1714315
(State or other jurisdiction   (Commission File No.)        (I.R.S. Employer
      of incorporation)                                   Identification Number)



             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 200,
                       DURHAM, NORTH CAROLINA 27703-8411
                    (Address of principal executive offices)


                                 (919) 998-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.

         On September 30, 1999 a class action lawsuit was filed in the United States District Court for the Middle District of North Carolina against Quintiles Transnational Corp. (the "Company") and two of its executive officers and directors on behalf of all persons who purchased or otherwise acquired shares of the Company's common stock between July 16, 1999 and September 15, 1999. The complaint alleges violations of federal securities laws, including violations of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. In particular, among other claims, the complaint alleges that defendants made certain statements about the Company's anticipated growth that were misleading because they failed to disclose that the pharmaceutical industry allegedly had reversed its trend of outsourcing clinical trials and that the Company had been notified that clinical trials for a class of cardiovascular drugs would be discontinued. The complaint seeks unspecified damages, plus costs and expenses, including attorneys' fees and experts' fees. The Company believes that the claims are without merit and intends to vigorously defend the suit.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        QUINTILES TRANSNATIONAL CORP.


                                        By: /s/ Rachel R. Selisker
                                            ------------------------------------
Dated: October 4, 1999                      Rachel R. Selisker
                                            Chief Financial Officer and
                                            Executive Vice President Finance